Exhibit 4.1

EXECUTION VERSION

INTERNATIONAL COAL GROUP, INC.,

EACH OF THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

INDENTURE

Dated as of July 31, 2007

$195,000,000 Principal Amount

9.00% CONVERTIBLE SENIOR NOTES DUE 2012

TABLE OF CONTENTS

I. DEFINITIONS AND INCORPORATION BY REFERENCE		1

1.01	Definitions	1
1.02	Other Definitions	7
1.03	Incorporation by Reference of Trust Indenture Act	8
1.04	Rules of Construction	8

II. THE SECURITIES		9

2.01	Form and Dating	9
2.02	Execution and Authentication of Securities	10
2.03	Registrar, Paying Agent and Conversion Agent	10
2.04	Paying Agent to Hold Money in Trust	11
2.05	Securityholder Lists	11
2.06	Transfer and Exchange	11
2.07	Replacement Securities	12
2.08	Outstanding Securities	12
2.09	Securities Held by the Company or an Affiliate	13
2.10	Temporary Securities	13
2.11	Purchase and Cancellation	13
2.12	Interest Payment and Record Dates	14
2.13	Defaulted Interest	14
2.14	CUSIP Numbers	14
2.15	Deposit of Moneys	15
2.16	Book-Entry Provisions for Global Securities	15
2.17	Special Transfer Provisions	16
2.18	Restrictive Legends	17
2.19	Ranking	17
2.20	Additional Securities	17

III. REDEMPTION AND REPURCHASE		18

3.01	No Right of Redemption	18
3.02	Repurchase at Option of Holder Upon a Fundamental Change	18

IV. COVENANTS		24

4.01	Payment of Securities	24
4.02	Maintenance of Office or Agency	24
4.03	Rule 144A Information and Annual Reports	25
4.04	Compliance Certificate	26
4.05	Stay, Extension and Usury Laws	26
4.06	Corporate Existence	26
4.07	Notice of Default	26

i

4.08	Further Instruments and Acts	26
4.09	Additional Note Guarantees	27

V. SUCCESSORS		27

5.01	When Company May Merge, Etc.	27
5.02	Successor Substituted	28

VI. DEFAULTS AND REMEDIES		28

6.01	Events of Default	28
6.02	Acceleration	30
6.03	Other Remedies	31
6.04	Waiver of Past Defaults	32
6.05	Control by Majority	32
6.06	Limitation on Suits	32
6.07	Rights of Holders to Receive Payment	33
6.08	Collection Suit by Trustee	33
6.09	Trustee May File Proofs of Claim	33
6.10	Priorities	34
6.11	Undertaking for Costs	34

VII. TRUSTEE		34

7.01	Duties of Trustee	34
7.02	Rights of Trustee	35
7.03	Individual Rights of Trustee	37
7.04	Trustee’s Disclaimer	37
7.05	Notice of Defaults	37
7.06	Reports by Trustee to Holders	38
7.07	Compensation and Indemnity	38
7.08	Replacement of Trustee	39
7.09	Successor Trustee by Merger, Etc.	39
7.10	Eligibility; Disqualification	40
7.11	Preferential Collection of Claims Against Company	40

VIII. DISCHARGE OF INDENTURE		40

8.01	Termination of the Obligations of the Company	40
8.02	Application of Trust Money	41
8.03	Repayment to Company	41
8.04	Reinstatement	41

IX. AMENDMENTS		41

9.01	Without Consent of Holders	41
9.02	With Consent of Holders	42
9.03	Compliance with Trust Indenture Act	43

9.04	Revocation and Effect of Consents	43
9.05	Notation on or Exchange of Securities	44
9.06	Trustee Protected	44

X. CONVERSION		44

10.01	Conversion Privilege; Restrictive Legends	44
10.02	Conversion Procedure and Payment Upon Conversion	47
10.03	Taxes on Conversion	50
10.04	Company to Provide Stock	50
10.05	Adjustment of Conversion Rate	50
10.06	No Adjustment	54
10.07	Other Adjustments	55
10.08	Adjustments for Tax Purposes	56
10.09	Notice of Adjustment	56
10.10	Notice of Certain Transactions	56
10.11	Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege	56
10.12	Trustee’s Disclaimer	58
10.13	Rights Distributions Pursuant to Stockholders’ Rights Plans	59
10.14	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection With Make-Whole Fundamental Changes	59
10.15	Adjustment to the Conversion Rate on August 1, 2008	62

XI. NOTE GUARANTEES		62

11.01	Note Guarantee	62
11.02	Limitation on Guarantor Liability	64
11.03	Execution and Delivery of Note Guarantee	64
11.04	Releases	64

XII. MISCELLANEOUS		65

12.01	Trust Indenture Act Controls	65
12.02	Notices	65
12.03	Communication By Holders With Other Holders	67
12.04	Certificate and Opinion as to Conditions Precedent	67
12.05	Statements Required in Certificate or Opinion	67
12.06	Rules by Trustee and Agents	67
12.07	Legal Holidays	68
12.08	Duplicate Originals	68
12.09	Governing Law	68
12.10	No Adverse Interpretation of Other Agreements	68
12.11	Successors	68
12.12	Separability	68
12.13	Table of Contents, Headings, Etc.	69
12.14	Calculations in Respect of the Securities	69
12.15	No Personal Liability of Directors, Officers, Employees or Stockholders	69

Exhibit A	-	Form of Global Security

Exhibit B-1	-	Form of Private Placement Legend

Exhibit B-2	-	Form of Legend for Global Security

Exhibit C	-	Form of Note Guarantee

Exhibit D	-	Form of Supplemental Indenture for New Guarantors

INDENTURE

This INDENTURE (the “Indenture”), dated as of July 31, 2007, between International Coal Group, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein), and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 9.00% Convertible Senior Notes due 2012 (the “Securities”).

I. DEFINITIONS AND INCORPORATION BY REFERENCE

1.01 DEFINITIONS.

“Additional Interest” has the meaning ascribed to it in the Registration Rights Agreement.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

“Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

“Bid Solicitation Agent” means a Company-appointed agent that solicits Trading Price bids as set forth in Section 10.01(A)(ii) hereof and the comparable provision in paragraph 8 of the Securities.

“Board of Directors” means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Percentage” shall have the meaning specified in Section 10.02(H).

“Cash Percentage Notice” shall have the meaning specified in Section 10.02(H).

“Closing Sale Price” means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing sale price per share of Common Stock (or, if no closing sale price per share of Common Stock is reported, the average of the bid and ask prices per share of Common Stock or, if more than one in either case, the average of the average bid and the average ask prices per share of Common Stock) on such date on the U.S. principal national securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a U.S. national securities exchange, as reported by any United States system of automated dissemination of quotations of securities prices or an established over-the-counter trading market in the United States; provided that the Closing Sale Price will be determined without regard to after-hours trading or extended market making; provided further, that, in the absence of the foregoing, the Board of Directors will determine the Closing Sale Price on such basis as it considers appropriate.

“Common Stock” means the common stock, $0.01 par value, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” or “Company Request” means a written request or order signed on behalf of the Company by any Officer and delivered to the Trustee.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” shall initially be 163.8136 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article X.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of June 23, 2006, by and among ICG, LLC, as borrower, the guarantors party thereto, the lenders party thereto, J.P. Morgan Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital Securities LLC, as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A. as co-documentation agents, JPMorgan Chase Bank, N.A. as an issuing bank, UBS Loan Finance

LLC, as swingline lender, and UBS AG, Stamford Branch, as an issuing bank, administrative agent and collateral agent (as amended by the First Amendment, dated as of January 31, 2007 and the Second Amendment and Limited Waiver effective as July 31, 2007).

“Default” means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means: (1) ICG, LLC, ICG, Inc., ICG Natural Resources, LLC, ICG ADDCAR Systems, LLC, ICG East Kentucky, LLC, ICG Illinois, LLC, ICG Eastern, LLC, ICG Eastern Land, LLC, ICG Hazard, LLC, ICG Hazard Land, LLC, ICG Knott County, LLC, ICG Tygart Valley, LLC, ICG Beckley, LLC, CoalQuest Development LLC, Anker Coal Group, Inc., Anker Group, Inc., Hunter Ridge Coal Company, Anker Power Services, Inc., White Wolf Energy, Inc., Bronco Mining Company, Inc., Hawthorne Coal Company, Inc., Juliana Mining Company, Inc., Marine Coal Sales Company, Wolf Run Mining Company, Heather Glen Resources, Inc., Upshur Property, Inc., Vantrans, Inc., King Knob Coal Co., Inc., Vindex Energy Corporation, New Allegheny Land Holding Company, Inc., Patriot Mining Company, Inc., Melrose Coal Company, Inc. and Simba Group, Inc.; and (2) any other Material Subsidiary of the Company or a Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Purchaser” means UBS Securities LLC.

“Issue Date” means July 31, 2007.

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change, an Acquisition of Voting Control, or a Merger Make-Whole Fundamental Change.

“Market Disruption Event” means either (i) a failure by the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock for an aggregate of at least thirty (30) minutes of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Material Subsidiary” means any of the Company’s domestic Subsidiaries that (1) would be a Significant Subsidiary, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, except that all references to “10 percent” in such definition shall be replaced with “5.0 percent” or (2) guarantee indebtedness under the Credit Agreement.

“Maturity Date” means August 1, 2012.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating officer, the Chief Financial Officer, any Vice President, the Treasurer any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Offering Memorandum” means the Company’s Final Offering Memorandum dated July 25, 2007.

“Officer’s Certificate” means a certificate signed by one Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

“Option” means the Initial Purchaser’s option to acquire up to $30,000,000 aggregate principal amount of additional Securities (“Additional Securities”) as provided for in the Purchase Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Principal Return” means the amount of cash that is due upon conversion pursuant to Article X.

“Purchase Agreement” means that Purchase Agreement, dated July 25, 2007, by and among the Company, the Guarantors and the Initial Purchaser.

“Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof among the Company, the Guarantors and the Initial Purchaser.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 9.00% Convertible Senior Notes due 2012 issued by the Company pursuant to the Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Securities Agent” means any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-Registrar or co-agent.

“Significant Subsidiary” with respect to any person means any subsidiary of such person that constitutes a “significant subsidiary” within the meaning of Article 1, Rule 1-02 of Regulation S-X under the Securities Act, as such regulation is in effect on the date of the Indenture.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.

“Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

“Trading Price” means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Bid Solicitation Agent on behalf of the Trustee for five million dollars ($5,000,000) principal amount of Securities at approximately 3:30 p.m., New York City time, on such date, from two (2) independent, nationally recognized securities dealers selected by the Company; provided, that if the Bid Solicitation Agent on behalf of the Trustee can reasonably obtain only one (1) such bid, then such bid shall instead be used; provided further, that if, on a given date, the Bid Solicitation Agent on behalf of the Trustee cannot reasonably obtain at least one (1) such bid, or if, in the reasonable, good faith judgment of the Board of Directors, which judgment shall be described in a Board Resolution, the bid quotation or quotations so obtained by the Bid Solicitation Agent on behalf of the Trustee are not indicative of the secondary market value of the Securities, then, in each case, the Trading Price per $1,000 principal amount of Securities on such date shall be deemed to be equal to 97% of the product of (I) the Conversion Rate in effect on such date and (II) the Closing Sale Price on such date.

“Trustee” means The Bank of New York Trust Company, N.A. until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

“Voting Stock” of any Person means the total voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

1.02 OTHER DEFINITIONS.

Term	Defined in Section
“Acquisition of Voting Control”	3.02
“Additional Securities”	1.01
“Aggregate Amount”	10.05
“Applicable Price”	10.14
“Bankruptcy Law”	6.01
“Business Day”	12.07
“Cash Settlement Averaging Period”	10.02
“Change in Control”	3.02
“Collective Election”	10.11
“Conversion Agent”	2.03
“Conversion Date”	10.02
“Conversion Value”	10.01
“Custodian”	6.01
“Daily Conversion Value”	10.02
“Daily Principal Return”	10.02
“Daily Settlement Amount”	10.02
“Daily Share Amount”	10.02
“Effective Date”	10.14
“Event of Default”	6.01
“Ex Date”	10.05
“Expiration Date”	10.05
“Expiration Time”	10.05
“Extension Period”	10.01
“Floor Price”	10.15
“Fundamental Change”	3.02
“Fundamental Change Notice”	3.02
“Fundamental Change Repurchase Date”	3.02
“Fundamental Change Repurchase Price”	3.02
“Fundamental Change Repurchase Right”	3.02
“Global Security”	2.01
“Legal Holiday”	12.07
“Listed Stock Business Combination”	3.02
“Make-Whole Applicable Increase”	10.14
“Make-Whole Conversion Period”	10.14
“Make-Whole Consideration”	10.14
“Merger Make-Whole Fundamental Change”	3.02
“Notice of Default”	6.01
“Note Measurement Period”	10.01
“Participants”	2.13
“Paying Agent”	2.03
“Physical Securities”	2.01
“Private Placement Legend”	2.18
“Purchased Shares”	10.05

“Reference Property”	10.11
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	3.01
“Resale Restriction Termination Date”	2.18
“Rights”	10.05
“Special Interest”	6.02
“Termination of Trading”	3.02
“Trading Price Condition”	10.01
“Underlying Shares”	10.05
“Volume-Weighted Average Price”	10.15

1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder or a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

1.04 RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means “including without limitation”;

(v) words in the singular include the plural and in the plural include the singular;

(vi) provisions apply to successive events and transactions;

(vii) the term “interest” includes Additional Interest, unless the context otherwise requires or unless the terms of the Registration Rights Agreement provide otherwise;

(viii) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

(ix) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise; and

(x) references to sections or rules under the Securities Act will be deemed to include substitute, replacement of successor or sections or rules adopted by the SEC from time to time.

II. THE SECURITIES

2.01 FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

The Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee and bearing the legend set forth in Exhibit B. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that, except as permitted by Section 2.20, in no event shall the aggregate principal amount of the Global Security or Securities exceed $195,000,000 (or $225,000,000 if the Initial Purchaser elects to purchase all of the Additional Securities pursuant to the Option).

Securities issued in exchange for interests in a Global Security pursuant to Section 2.16 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required hereby.

The Securities shall be denominated in Dollars, and all cash payments due thereon shall be made in Dollars. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

2.02 EXECUTION AND AUTHENTICATION OF SECURITIES.

One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $195,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02. Upon receipt by the Trustee of an Officer’s Certificate stating that the Initial Purchaser has elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $30,000,000, pursuant to the Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon receipt of a Company Order therefor. The aggregate principal amount of Securities outstanding at any time may not exceed $195,000,000 except as provided in this Section 2.02 or in Section 2.20.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as a Securities Agent to deal with the Company and its Affiliates.

If a Company Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with Section 12.04 hereof and need not be accompanied by an Opinion of Counsel.

Upon a Company Order, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to a transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.17(B).

2.03 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Corporate Trust Office shall serve as the office or agency for the aforementioned purposes. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company may change any Registrar, Paying Agent or Conversion Agent without notice to any Holder. The Company shall notify the Trustee of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Bid Solicitation Agent, Registrar and Conversion Agent.

2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Securities.

2.05 SECURITYHOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply within TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee no later than five (5) Business Days before each interest payment date, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders and the Company shall otherwise comply within TIA § 312(a).

2.06 TRANSFER AND EXCHANGE.

Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Sections 2.10, 9.05 or 10.02, or Article III, not involving any transfer.

2.07 REPLACEMENT SECURITIES.

If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss which any of them may suffer if such Security is replaced. The Trustee and the Company may charge such Holder for their expenses in replacing a Security.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) connected therewith.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

2.08 OUTSTANDING SECURITIES.

Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on a Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price or principal amount, as the case may be, with respect to all Securities to be paid upon Repurchase Upon Fundamental Change or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change or maturity, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture. Notwithstanding the foregoing provisions of this paragraph, a Holder shall be entitled to convert a Security on or prior to the close of business on the Business Day immediately preceding the Maturity Date.

If a Security is converted in accordance with Article X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion.

2.09 SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee the pledgee’s right to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an affiliate of any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may rely on the advice of counsel or on an Officer’s Certificate.

2.10 TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

2.11 PURCHASE AND CANCELLATION.

The Company may, to the extent permitted by law, purchase Securities in the open market or by tender offer at any price or by private agreement. The Company may, at its option, and to the extent permitted by law, reissue, resell or surrender to the Trustee for cancellation any Securities the Company purchases in this manner. Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article X. All cancelled Securities held by the Trustee shall be destroyed, and certification of their destruction shall be delivered by the Trustee to the Company.

Any Securities or shares of Common Stock issued upon the conversion of Securities that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or shares of Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).

2.12 INTEREST PAYMENT AND RECORD DATES.

The Interest Payment Dates for the Securities shall be August 1 and February 1 of each calendar year, beginning with, and including, February 1, 2008. The Regular Record Date for an Interest Payment Date that falls on August 1 shall be the immediately preceding July 15, and the Regular Record Date for an Interest Payment Date that falls on February 1 shall be the immediately preceding January 15.

2.13 DEFAULTED INTEREST.

If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least fifteen (15) calendar days before the record date, the Company shall deliver or cause to be delivered to Securityholders a notice that states the record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.13.

2.14 CUSIP NUMBERS.

The Company in issuing the Securities may use one or more CUSIP numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of repurchase or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.15 DEPOSIT OF MONEYS.

Prior to 11:00 A.M., New York City time, on each interest payment date, Maturity Date or Fundamental Change Repurchase Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such interest payment date, Maturity Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date or Fundamental Change Repurchase Date, as the case may be.

2.16 BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

(A) The Global Securities initially shall (i) be registered in the name of the Depositary for the Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required hereby.

Members of, or participants in, the Depositary for the Securities (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by such Depositary, or the Trustee as its custodian, or under the Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Depositary or impair, as between such Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary for the Securities, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by such Depositary, in exchange for their beneficial interests in Global Securities only if (i) such Depositary notifies the Company that such Depositary is unwilling or unable to continue as depositary for any Global Security (or such Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Physical Securities and delivers a written note to the Trustee to such effect; or (iii) an Event of Default has occurred and is continuing and the Registrar has received a written request from such Depositary to issue Physical Securities.

(C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.16(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary for the Securities in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(D) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.17 SPECIAL TRANSFER PROVISIONS.

(A) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.16(B), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(B) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act. Upon the effectiveness, under the Securities Act, of the “Shelf Registration Statement” (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness, a Global Security or Global Securities, which do not bear the Private Placement Legend and an authentication order in accordance with Section 2.02 and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary. Upon the effectiveness of any post-effective amendment to the “Shelf Registration Statement” (as defined in the Registration Rights Agreement) and upon the effectiveness, under the Securities Act, of any “Subsequent Shelf Registration Statement” (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness. Upon any sale, pursuant to a Shelf Registration Statement, of a beneficial interest in a Global Security that theretofore constituted a Restricted Security and delivery of appropriate evidence thereof to the Trustee, and upon any sale or transfer of a beneficial interest in connection with which the Private Placement Legend will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

(C) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such

Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture and as permitted by applicable law. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(D) Transfers of Securities Held by Affiliates. Any Securities or shares of Common Stock issued upon the conversion of Securities that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or shares of Common Stock, as the case may be, no longer being Restricted Securities. For the avoidance of doubt, solely with respect to Affiliates, the aforementioned sentence shall not constitute a covenant of the Company under this Indenture.

2.18 RESTRICTIVE LEGENDS.

Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Private Placement Legend”) as set forth in Exhibit B-1 on the face thereof (1) until after the second anniversary of the later of (i) the Issue Date and (ii) the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the “Resale Restriction Termination Date”); or (2) as otherwise provided in or permitted by Section 2.17(B).

Each Global Security shall also bear the legend as set forth in Exhibit B-2.

2.19 RANKING.

The indebtedness of the Company and the Guarantors arising under or in connection with this Indenture and every outstanding Security and Guarantee issued under this Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company and the Guarantors, ranking equally with other existing and future senior unsecured indebtedness of the Company and the Guarantors and ranking senior to any existing or future subordinated indebtedness of the Company and the Guarantors.

2.20 ADDITIONAL SECURITIES.

The Company may, without the consent of the Holders and notwithstanding Sections 2.01 and 2.02 hereof, reopen the Securities and issue additional Securities hereunder with the same terms and conditions (except for any difference in the issue price therefor and interest accrued prior to the date of issuance thereof) and with the same CUSIP number as the Securities initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Securities initially issued hereunder, provided that such additional Securities constitute the same issue as the Securities initially issued hereunder for U.S. federal income tax purposes. The Securities initially issued hereunder and any such additional Securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.

III. REDEMPTION AND REPURCHASE

3.01 NO RIGHT OF REDEMPTION.

The Securities are not subject to redemption at the Company’s option.

3.02 REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

(A) In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 3.02(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice (as defined below), no later than the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice and substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a) the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in the form of Physical Securities;

(b) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(c) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

If such Securities are held in book-entry form through the Depositary for the Securities, the Purchase Notice shall comply with applicable procedures of such Depositary.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.02(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.02(B)(xi).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B) Within twenty (20) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or electronically transmit, or cause to be mailed, or electronically transmitted, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall publicly announce through a reputable national newswire.

Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date on which the Fundamental Change Repurchase Right may be exercised;

(v) the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that, in order to exercise the Fundamental Change Repurchase Right, the Securities (together with all necessary endorsements) must be surrendered for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;

(ix) that the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Fundamental Change Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in clause (viii) above; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date;

(x) that, except as otherwise provided herein, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;

(xi) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in Physical Securities, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.02, which amount must be $1,000 or an integral multiple thereof;

(xii) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xiii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.02 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and

(xiv) the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail or electronically transmit such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.

(C) Subject to the provisions of this Section 3.02, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Security is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

(D) Prior to 11:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(E) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.02, the Securities to be repurchased pursuant to a

Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.

(F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.02 may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.02 or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.

(G) If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, continue to bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

(H) Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.02 if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Fundamental Change Repurchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Repurchase Upon Fundamental Change during the continuance of such an acceleration.

(J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

(K) As used herein and in the Securities, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

(i) A “Change in Control” shall be deemed to have occurred at such time as:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors (such an event, an “Acquisition of Voting Control”); or

(b) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(c) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless either:

(1) the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(2) (i) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, (ii) as a result of such consolidation or merger, the Securities become convertible solely (except as to cash payments, if any, for the Principal Return, and any cash in lieu of fractional shares, due in accordance herewith upon conversion) into such common stock and associated rights (such a consolidation or merger that satisfies the conditions set forth in this clause (2), a “Listed Stock Business Combination”) (such event satisfying this clause (c), a “Merger Make-Whole Fundamental Change”); or

(d) the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

(1) individuals who on the Issue Date constituted the Company’s Board of Directors; and

(2) any new directors whose election to the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

(e) the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

(ii) A “Termination of Trading” shall occur if the Common Stock of the Company (or other common stock into which the Securities are then convertible) is no longer listed for trading on a U.S. national securities exchange.

IV. COVENANTS

4.01 PAYMENT OF SECURITIES.

The Company shall pay or cause to be paid all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

4.02 MAINTENANCE OF OFFICE OR AGENCY.

The Company will maintain in the Borough of Manhattan, City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office will initially serve as the office or agency for such purposes. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address of any change in the location thereof, such presentations, surrenders, notices and demands may continue to be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in

Borough of Manhattan, City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

4.03 RULE 144A INFORMATION AND ANNUAL REPORTS.

(A) At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, provided that any of the Securities or shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon request, provide to any Holder or prospective purchaser of Securities or shares of Common Stock issued upon conversion of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial holder of such Securities or shares of Common Stock may reasonably request in writing to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(B) The Company shall deliver to the Trustee, no later than fifteen (15) calendar days after the time such report is required to be filed with the SEC pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and obtained confidential treatment by the SEC; provided further, each such report will be deemed to be so delivered to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act). In the event the Company is at any time while any Securities are outstanding no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide to the Trustee and, upon request, to each Holder, no later than fifteen (15) calendar days after the date the Company would have been required to file the same with the SEC, the reports the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange if the Company were subject to the reporting requirements of such sections. The Company also shall comply with the other provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

4.04 COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee, within ninety (90) calendar days after the end of each fiscal year of the Company, an Officer’s Certificate stating whether or not the signatory to such Officer’s Certificate knows of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If such signatory does know of any such Default or Event of Default, then such Officer’s Certificate shall describe the Default or Event of Default and its status.

4.05 STAY, EXTENSION AND USURY LAWS.

Each of the Company and the Guarantors covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

4.06 CORPORATE EXISTENCE.

Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or limited liability existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and of each Subsidiary, and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate or limited liability existence of any Subsidiary, if in the good faith judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

4.07 NOTICE OF DEFAULT.

Upon the Company becoming aware of the occurrence of any Default or Event of Default, the Company shall give prompt written notice to the Trustee of such Default or Event of Default, and any remedial action proposed to be taken.

4.08 FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

4.09 ADDITIONAL NOTE GUARANTEES.

If any of the Company’s Subsidiaries becomes a Material Subsidiary, or the Company or any of its Subsidiaries acquires or creates another Material Subsidiary after the date of this Indenture, then that new Material Subsidiary will become a Guarantor and execute a Note Guarantee pursuant to a supplemental indenture and deliver it, with an Opinion of Counsel satisfactory to the Trustee, within sixty (60) days of the date on which such Subsidiary became a Material Subsidiary. The form of such Note Guarantee is attached as Exhibit C hereto

V. SUCCESSORS

5.01 WHEN COMPANY MAY MERGE, ETC.

The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property or assets to, another person, whether in a single transaction or series of related transactions, unless either (X) the Company is the surviving entity or (Y) the surviving entity (i) is an entity organized and existing under the laws of the United States, any State thereof or the District of Columbia; (ii) assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and, in the case of (X) or (Y) above, immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist; provided, however, that the foregoing shall not prohibit the Company from consolidating with or merging with or into an entity that is organized and existing under the laws of a foreign jurisdiction, provided (A) such entity (I) assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture and (II) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist; (B) such entity has common stock that is directly or through American Depositary Receipts listed on a U.S. national securities exchange; (C) as a result of such consolidation or merger, the Securities become convertible solely into shares of such common stock (excluding any Principal Return that is payable in cash and cash payments for fractional shares); (D) such common stock has an average daily trading volume of a least ten million dollars ($10,000,000) during the six (6) months immediately preceding the announcement of such consolidation or merger; (E) such entity has consented to service of process in the United States; (F) immediately prior to the announcement of such consolidation or merger, such entity’s market capitalization was at least one billion dollars ($1,000,000,000); (G) there could be no material adverse tax consequences to record holders or beneficial owners of the Securities, or of the underlying common stock, resulting from such consolidation or merger, and the Company has obtained and delivered to the Trustee an opinion of tax counsel experienced in such matters to that effect; and (H) such entity agrees in a supplemental indenture that, in the event that any cash dividends on such common stock paid to U.S. Persons are subject to tax withholding, such entity will also pay, to such U.S. Persons, an amount in cash such that the net cash amount received by such Persons would be equal to the amount of cash such Persons would have received on account of such dividend if no such tax withholding applied.

The Company shall deliver to the Trustee, at no cost to the Trustee, prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of

Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

This Section 5.01 will not apply to:

(a) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction in the United States; or

(b) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

5.02 SUCCESSOR SUBSTITUTED.

Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets in accordance with the provisions of Section 5.01, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

VI. DEFAULTS AND REMEDIES

6.01 EVENTS OF DEFAULT.

An “Event of Default” is deemed to occur with respect to the Securities if and only if:

(i) the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise;

(ii) the Company fails to pay an installment of interest on any Security when due, if such failure continues for thirty (30) days after the date when due;

(iii) the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;

(iv) the Company fails to timely provide a Fundamental Change Notice, as required by the provisions of this Indenture, or fails to timely provide any notice pursuant to, and in accordance with, Section 10.14(E), and such failure is not cured within two (2) calendar days;

(v) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified below;

(vi) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of twenty-five million dollars ($25,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

(vii) the Company or any of its Subsidiaries fails to pay final judgments, the aggregate uninsured portion of which is at least twenty-five million dollars ($25,000,000), and such judgments are not paid, waived, satisfied, discharged or stayed within sixty (60) days;

(viii) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; or

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case,

(B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

(C) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (A), (B) and (C) of this Section 6.01(ix), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (v) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and (II) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under the Indenture.

6.02 ACCELERATION.

If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 have been paid.

Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(v) relating to the failure by the Company to comply with its obligations under Section 4.03 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the TIA, shall for the first sixty (60) days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 0.25% of the principal amount of the outstanding

Securities (the “Special Interest”). The Special Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the obligations under Section 4.03 or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 60th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04). On such sixtieth (60th) day (or earlier, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 60th day), such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such (sixtieth) 60th day, then the Trustee or the Holders of not less than twenty-five percent (25%) in principal amount of the outstanding Securities may declare the principal of and accrued and unpaid interest and Special Interest on all such Securities to be due and payable immediately. This provision shall not affect the rights of the Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay Special Interest as the sole remedy for an Event of Default specified in Section 6.01(v) relating to the failure by the Company to comply with its obligations under Section 4.03 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the TIA, the Company shall notify, in the manner provided for in Section 12.02, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs. If Special Interest is payable under this Section 6.02, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of Special Interest that is payable and (ii) the date on which Special Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such an Officer’s Certificate, the Trustee may assume without inquiry that no Special Interest is payable. If Special Interest has been paid by the Company directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment. In no event shall Special Interest, together with any Additional Interest payable pursuant to the Registration Rights Agreement, be calculated at an aggregate rate exceeding 0.50% per annum. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the amount of Special Interest, or with respect to the nature, extent or calculation of the amount of Special Interest owed, or with respect to the method employed in such calculation of the Special Interest.

6.03 OTHER REMEDIES.

Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

6.04 WAIVER OF PAST DEFAULTS.

Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Repurchase Upon Fundamental Change), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases to exist for every purpose of this Indenture. This Section 6.04 shall be in lieu of TIA § 316(a)(1)(B), and, as permitted by the TIA, TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture.

6.05 CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in any liability (including in its individual capacity) unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and, as permitted by the TIA, TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture.

6.06 LIMITATION ON SUITS.

Except as provided in Section 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability, expense, damage or costs to or of the Trustee in connection with pursuing such remedy;

(iv) the Trustee does not comply with or respond to the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and

(v) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the initial request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture to the contrary, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

6.08 COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10 PRIORITIES.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:	to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

6.11 UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

VII. TRUSTEE

7.01 DUTIES OF TRUSTEE.

(A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(B) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(D) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(F) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

7.02 RIGHTS OF TRUSTEE.

(A) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

(B) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(D) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(E) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(F) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(G) Except with respect to Section 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(i) or (ii) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office of the Trustee specified under Section 12.02, and such notice references the Securities and this Indenture or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer’s Certificates).

(H) Subject to Section 7.01(A), the Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(J) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(K) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Responsible Officer of the Trustee.

(L) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request, and in the absence of bad faith or willful misconduct on its part, rely upon an Officers’ Certificate and an Opinion of Counsel.

(M) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, however, that the Trustee’s conduct does not constitute willful misconduct

7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within ninety (90) days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

7.04 TRUSTEE’S DISCLAIMER.

The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or any securities or assets into which the Securities are convertible or exchangeable; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities, and it will not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

7.05 NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall deliver to each Holder a notice of the Default or Event of Default within ninety (90) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

7.06 REPORTS BY TRUSTEE TO HOLDERS.

Within sixty (60) days after each August 1, beginning with August 1, 2008, the Trustee shall deliver to each Securityholder if required by TIA § 313(a) a brief report dated as of such August 1 that complies with TIA § 313(c). In such event, the Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its delivering to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

7.07 COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall promptly reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable and documented fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except as otherwise required by law. Such lien will survive the satisfaction and discharge of this Indenture

The obligations of the Company provided for in this Section 7.07 shall survive any resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

7.08 REPLACEMENT OF TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign by so notifying the Company in writing thirty (30) days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order of relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, the Company or any Holder who has been a holder for at least six (6) months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

7.10 ELIGIBILITY; DISQUALIFICATION.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, which Trustee (A) is authorized under such laws to exercise corporate trustee power, (B) is subject to supervision or examination by federal or state authorities and (C) has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall comply with TIA § 310(b). Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

VIII. DISCHARGE OF INDENTURE

8.01 TERMINATION OF THE OBLIGATIONS OF THE COMPANY.

This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) on the Maturity Date or Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 3.02, 4.01, 4.02, 4.05, 4.06, 7.07, 7.08 and Articles VIII and X of this Indenture shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

8.02 APPLICATION OF TRUST MONEY.

The Trustee shall hold in trust all money and other consideration deposited with it pursuant to Section 8.01 and shall apply such deposited money and other consideration through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

8.03 REPAYMENT TO COMPANY.

The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

8.04 REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money and other consideration in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

IX. AMENDMENTS

9.01 WITHOUT CONSENT OF HOLDERS.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

(i) to comply with Sections 5.01 and 10.11;

(ii) to secure the obligations of the Company and the Guarantors in respect of the Securities;

(iii) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

(iv) to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(v) to make any changes or modifications to this Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the Indenture under the TIA;

(vi) to provide for a successor trustee with respect to the Securities in accordance with this Indenture; and

(vii) to allow any Guarantors to execute a supplemental indenture and/or Note Guarantee with respect to the Securities and to release Guarantors from the Note Guarantee in accordance with the terms of this Indenture.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder; or (ii) conform this Indenture to the description of the Securities contained in the Offering Memorandum.

9.02 WITH CONSENT OF HOLDERS.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a) change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

(b) reduce the principal amount of, or any premium, interest on, any Security;

(c) change the place, manner or currency of payment of principal of, or any premium, interest on, any Security;

(d) impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security or Note Guarantee;

(e) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III to require the Company to repurchase Securities upon the occurrence of a Fundamental Change;

(f) modify the provisions of Section 2.19 in a manner adverse to Holders;

(g) adversely affect the right of Holders to convert Securities in accordance with Article X;

(h) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

(i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

(j) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

9.03 COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

9.04 REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

9.05 NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such amendment, supplement or waiver to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

9.06 TRUSTEE PROTECTED.

The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer’s Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled.

X. CONVERSION

10.01 CONVERSION PRIVILEGE; RESTRICTIVE LEGENDS.

(A) Subject to the provisions of Article III and this Article X, the Securities shall be convertible, in integral multiples of $1,000 principal amount, into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with this Article X and as set forth below if any of the following conditions are satisfied:

(i) Conversion Based on Closing Sale Price of Common Stock. Prior to February 1, 2012 or earlier Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion on any Business Day of a calendar quarter after the calendar quarter ending September 30, 2007, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and thirty percent (130%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i), the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i) to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

(ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to February 1, 2012 or earlier Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety seven percent (97%) of the average Conversion Value per $1,000 principal amount of Securities (as defined below) during the Note Measurement Period (such condition, the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety seven percent (97%) of the Conversion Value per $1,000 principal amount of Securities. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

(iii) Conversion Upon Certain Distributions. If prior to February 1, 2012, the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 10.05(b), 10.05(c), 10.05(d) or 10.05(e), the Securities may be surrendered for conversion beginning on the date the Company mails the notice to the Holders as provided in Section 10.10 (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date (as defined in Section 10.05(g)) of the applicable transaction or until the Company announces that such transaction will not take place.

(iv) Conversion Upon Occurrence of Certain Corporate Transactions. If prior to February 1, 2012 or earlier Repurchase Upon Fundamental Change, either:

(a) a Fundamental Change occurs; or

(b) the Company is a party to a consolidation, merger or binding share exchange (other than a consolidation, amalgamation, statutory arrangement, merger or binding share arrangement the primary purpose of which is to effect the Company’s reincorporation for domiciling purposes) pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash or other securities or property, then, in each case, if the applicable Holder has not exercised or has withdrawn (in accordance with this Indenture) the exercise of its Fundamental Change Repurchase Right, the Securities may be surrendered for conversion at any time during the period that begins on, and includes, the date that is twenty-five (25) calendar days prior to the date originally announced by the Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 10.01(D)) and ends on, and includes, the date that is twenty-five (25) calendar days after the actual effective date of such transaction; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.

(v) Conversion during Specified Periods. The Securities may be surrendered for conversion at any time from, and including, February 1, 2012 until the close of business of the Business Day immediately preceding August 1, 2012.

(B) Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to this Article X shall terminate at the close of business on the Business Day immediately preceding the Maturity Date.

(C) The initial Conversion Rate shall be 163.8136 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Sections 10.05 through 10.14.

(D) Whenever any event described in Section 10.01 shall occur which shall cause the Securities to become convertible as provided in this Article X, the Company shall promptly deliver, in accordance with Section 12.02, written notice of the convertibility of the Securities to the Trustee and each Holder and shall, as soon practicable, but in no event later than the open of business on the first date the Securities shall become convertible as provided in this Article X as a result of such event, publicly announce, through a reputable national newswire service, and publish on the Company’s website, that the Securities have become convertible. Such written notice, public announcement and publication shall include:

(i) a description of such event;

(ii) a description of the periods during which the Securities shall be convertible as provided in this Article X as a result of such event;

(iii) the anticipated effective date of such event, if applicable; and

(iv) the procedures Holders must follow to convert their notes in accordance with this Article X, including the name and address of the Conversion Agent.

If the Company shall fail to make such public announcement on or before the open of business on the first date the Securities shall become convertible as provided in this Article X as a result of such event, then (1) the Securities shall remain convertible for an additional Business Day for each Business Day, on or after such first date the Securities become convertible, that the Company shall fail to make such public announcement (an “Extension Period”); and (2) if the event causing the Securities to become convertible shall be a Make-Whole Fundamental Change, then, the increased Conversion Rate applicable, pursuant to Section 10.14, to Securities surrendered within the time periods specified in Section 10.14 shall continue to apply to Securities surrendered for conversion during any such Extension Period.

(E) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

10.02 CONVERSION PROCEDURE AND PAYMENT UPON CONVERSION.

(A) To convert a Physical Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with Section 10.02(D) and (5) pay any tax or duty if required pursuant to Section 10.03. In the case of a Global Security, a converting Holder must comply with the applicable procedures of the Depositary. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Upon conversion of a Holder’s Security, the Company shall deliver, through the Conversion Agent, to such converting Holder a settlement amount, per $1,000 principal amount of Securities being converted, equal to the sum of the Daily Settlement Amounts for each of the twenty (20) Trading Days during such Cash Settlement Averaging Period (the “Settlement Amount”).

The “Daily Settlement Amount” for each $1,000 principal amount for each of the twenty (20) Trading Days during the Cash Settlement Averaging Period shall consist of (i) the Daily Principal Return and (ii) the Daily Share Amount; provided, however, that the Company shall not issue fractional shares of Common Stock and shall instead deliver cash (in addition to any other consideration payable upon such conversion) in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price of the Common Stock on the last Trading Day of the Cash Settlement Averaging Period. Notwithstanding the foregoing, the Company shall not issue more than it total authorized number of Shares of Common Stock under the Company’s Amended and Restated Certificate of Incorporation.

The Company shall deliver such Settlement Amount as soon as practicable following the date (the “Conversion Date”) on which such Holder satisfies all the requirements for such conversion specified above, but in no event more than three (3) Business Days after the last Trading Day in the Cash Settlement Averaging Period applicable to such conversion; provided, however, that any Make-Whole Consideration payable pursuant to Section 10.14 shall be delivered by the Company within the time period specified in Section 10.14.

“Cash Settlement Averaging Period” shall mean, with respect to conversion notices received during the period beginning on the 25th scheduled Trading Day prior to the Maturity Date, the 20 consecutive Trading Days beginning on, and including, the 23rd scheduled Trading Day prior to the Maturity Date, and, in all other circumstances, with respect to a Security that is surrendered for conversion in accordance with this Article X, the twenty (20) consecutive Trading-Day period that begins on, and includes, the third (3rd) Trading Day after the day such Security is surrendered for such conversion.

“Daily Principal Return” shall mean, with respect to each Trading Day in the Cash Settlement Averaging Period, the lesser of fifty dollars ($50) and the Daily Conversion Value for such Trading Day.

“Daily Conversion Value” shall mean, with respect to each Trading Day in the Cash Settlement Averaging Period, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price of Common Stock on such Trading Day.

“Daily Share Amount” shall mean, with respect to a Trading Day, an amount equal to the following: (i) if the Daily Conversion Value for such Trading Day is equal to or lesser than fifty dollars ($50), then the Daily Share Amount with respect to such Trading Day shall mean an amount equal to zero (0); and (ii) if the Daily Conversion Value for such Trading Day exceeds fifty dollars ($50), then the Daily Share Amount with respect to such Trading Day shall mean a fraction (a) whose numerator is the excess of such Daily Conversion Value over fifty dollars ($50) and (b) whose denominator is the VWAP Price of Common Stock on such Trading Day.

(B) On and after the last Trading Day of the relevant Cash Settlement Averaging Period, the person in whose name any certificate representing shares of Common Stock issued pursuant to this Article X (other than shares of Common Stock comprised of Make-Whole Consideration), if any, shall be registered shall be treated as a stockholder of record of the Company, and on and after the relevant Conversion Date, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein. In the case of shares of Common Stock comprised of Make-Whole Consideration, on and after the later of (x) the last Trading Day of the relevant Cash Settlement Averaging Period and (y) the Effective Date of the relevant Make-Whole Fundamental Change, the person in whose name any certificate representing such Net Shares, if any, shall be registered shall be treated as a stockholder of record of the Company. A Holder of Securities is not entitled, as such, to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock (to the extent such Securities are convertible into Shares of Common Stock) or is deemed to be a stockholder of record of the Company, as provided in this Section 10.02(C).

(C) Except as provided in the Securities or in this Article X, no payment or adjustment will be made for accrued interest on a converted Security or for dividends on any Common Stock issued on or prior to conversion. Upon the conversion of any Security, the accrued but unpaid interest attributable to the period from the Issue Date to the Conversion Date with respect to the converted Securities, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of cash and shares of Common Stock, if any, in exchange for the Securities being converted pursuant to the provisions hereof. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and on or before the related interest payment date, then, notwithstanding such conversion, the accrued and unpaid interest payable with respect to such Security on such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Security at the close of business on such record date; provided, that such Security, when surrendered for conversion to the Conversion Agent on behalf of the Company, must be accompanied by payment in cash of an amount equal to the interest payable on such interest payment date on the portion of the Security so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required if the Holder converts Securities pursuant to a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date, that is after a record date for the payment of an installment of interest and on or before the related interest payment date; provided further, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.13 or otherwise (it being understood that nothing in this Section 10.02(D) shall affect the Company’s obligations under Section 2.12).

(D) If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

(E) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered and the aggregate sum of all Daily Settlement Amounts for each of the twenty (20) Trading Days during the applicable Cash Settlement Averaging Period (and not in respect of each Daily Settlement Amount nor some portion of the Daily Settlement Amounts for one or some portion of the twenty (20) Trading Days during the applicable Cash Settlement Averaging Period).

(F) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

(G) The Company may elect to pay cash to the Holders surrendered for conversion in lieu of all or a portion of the Common Stock otherwise issuable pursuant to this Article X. In such event, by the close of business on the Business Day prior to the first scheduled Trading Day of the applicable Cash Settlement Averaging Period, the Company shall specify a percentage of the Daily Share Amount that shall be settled in cash (the “Cash Percentage”) and the amount of cash that the Company shall pay in respect of each Trading Day in the applicable Cash Settlement Averaging Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and (3) the Volume-Weighted Average Price of the Common Stock for such Trading Day (provided that after the consummation of a Fundamental Change in which the consideration is comprised entirely of cash, the amount used in this clause

(3) will be the cash price per share received by holders of Common Stock in such Fundamental Change). The number of shares of Common Stock that the Company shall deliver in respect of each Trading Day in the applicable Cash Settlement Averaging Period will be a percentage of the Daily Share Amount equal to one hundred percent (100%) minus the Cash Percentage. Upon making a determination that a percentage of the Daily Share Amount will be settled in cash, the Company shall promptly notify Holders of such Cash Percentage by notifying the Trustee (the “Cash Percentage Notice”). If the Company does not specify a Cash Percentage by the close of business on the Trading Day prior to the scheduled first Trading Day of the applicable Cash Settlement Averaging Period, the Company shall settle one hundred percent (100%) of the Daily Share Amount for each Trading Day in the applicable Cash Settlement Averaging Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of Securities. The Company at its option, may revoke any Cash Percentage Notice by notifying the Trustee so long as the Company revokes such notice by the close of business on the Business Day prior to the first scheduled Trading Day of the applicable Cash Settlement Averaging Period.

10.03 TAXES ON CONVERSION.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

10.04 COMPANY TO PROVIDE STOCK.

The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities into shares of Common Stock.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

10.05 ADJUSTMENT OF CONVERSION RATE.

The Conversion Rate shall be subject to adjustment from time to time as follows:

(a) In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination by the number of shares of Common Stock which a person who owns only one share of Common Stock immediately before the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Common Stock). Any adjustment made pursuant to this Section 10.05(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) In case the Company shall issue rights (other than rights pursuant to a stockholders’ rights plan) or warrants to all or substantially all holders of Common Stock, entitling them, for a period expiring not more than forty-five (45) days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to Section 10.05(g)) per share of Common Stock on the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding at the close of business on such record date and (II) the aggregate number of shares (the “Underlying Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding at the close of business on such record date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Common Stock. Such increase shall become effective immediately prior to the opening of business on the day following such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(b).

(c) In case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company or any existing or future Subsidiary (other than Common Stock), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with Sections 10.05(d) or 10.05(e)), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.05(b)), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 10.05(g)) on such record date and (B) the denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such record date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date; provided, however, that if such denominator is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to any consideration otherwise payable as herein provided upon such conversion, an amount, per $1,000 principal amount of such Securities, of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that a person that owns, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect at the close of business on such record date would have received as a result of such dividend or distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.05(b) and other than rights under a stockholders’ rights plan the Company may have in effect at such time) (collectively, “Rights”) pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 10.05(c), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) on or after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to any consideration otherwise payable as herein provided upon such conversion, a number of Rights, per $1,000 principal amount of such Security, equal to the number of Rights to which a holder of a number of shares of Common Stock equal to the Conversion Rate in effect at the close of business on such record date would be entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights. Notwithstanding the first sentence of this Section 10.05(c), a distribution of rights pursuant to a stockholders’ rights plan shall not constitute a dividend or distribution requiring an adjustment to the Conversion Rate pursuant to the first sentence of this Section 10.05(c), provided that (1) such rights have not separated from the Common Stock at the time of such distribution; and (2) the Company has made adequate provision in accordance with Section 10.13 for Holders to receive such rights upon conversion. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(c).

(d) In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 10.05(e)) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Ex Date for such distribution by a fraction (A) whose numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 10.05(g)) on such record date and (B) whose denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the amount of the distribution per share of Common Stock; provided, however, that the Conversion Rate shall not be adjusted pursuant to this Section 10.05(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than one cent ($0.01) (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution), to account for stock splits and combinations, stock dividends, reclassifications and similar events); provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to one cent ($0.01) (as adjusted in accordance with the immediately preceding proviso). An adjustment to the Conversion Rate pursuant to this Section 10.05(d) shall become effective immediately after the opening of business on the Ex Date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(d).

(e) In case the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Sale Price per share of Common Stock on the first Trading Day after last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Closing Sale Price per share of Common Stock on the first Trading Day after the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) such Closing Sale Price per Common Share.

An increase, if any, to the Conversion Rate pursuant to this Section 10.05(e) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 10.05(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.05(e).

(f) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law and by the rules of the New York Stock Exchange, may increase the Conversion Rate by any amount for a period of at least twenty (20) days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company, provided, that such increase will not cause the then effective Conversion Price to be less than one cent ($0.01) (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution), to account for stock splits and combinations, stock dividends, reclassifications and similar events). Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(g) For the purpose of any computation under subsections (a), (b), (c) or (d) above of this Section 10.05, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the Ex Date with respect to the issuance or distribution requiring such computation; provided, however, that such current market price per share of Common Stock shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Conversion Rate on account of the event requiring the computation of such current market price becomes effective.

The term “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

10.06 NO ADJUSTMENT.

No adjustment in the Conversion Rate pursuant to Section 10.05 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this Section 10.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that at the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2007, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that if a Fundamental Change or Make-Whole Fundamental Change occurs, or if the Securities shall become convertible pursuant to Section 10.01(A)(iii) or Section 10.01(A)(iv), then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. All calculations under this Article X shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.

If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with Section 10.05 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in Section 10.05 until the earliest of such triggering event occurs. Upon the expiration or termination of any such rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 10.05 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

No adjustment to the Conversion Rate need be made pursuant to Section 10.05 for a transaction if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction (which determination shall be described in a Board Resolution).

In no event shall the Conversion Rate applicable to any Security be increased pursuant to Section 10.05 to the extent such increase shall cause the Conversion Rate applicable to such Security to result in the Company issuing more shares of Common Stock than it has available for issuance under its Certificate of Incorporation, as may be adjusted pursuant to Section 10.05(a).

10.07 OTHER ADJUSTMENTS.

In the event that, as a result of an adjustment made pursuant to this Article X, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

10.08 ADJUSTMENTS FOR TAX PURPOSES.

Except as prohibited by law or by the rules of the New York Stock Exchange, the Company may make such increases in the Conversion Rate, in addition to those required by Section 10.05 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof.

10.09 NOTICE OF ADJUSTMENT.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail, or cause there to be mailed, to Holders at the addresses appearing on the Registrar’s books, or electronically transmit or cause to be electronically transmitted if Securities are held in book entry form through the Depository a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

10.10 NOTICE OF CERTAIN TRANSACTIONS.

In the event that:

(1) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.11, or

(3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice, or electronically transmit such notice if Securities are held in book-entry form through the Depository, stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.10. The Company shall mail such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.10.

10.11 EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.

If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this Article X) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election); provided, however, that at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Principal Return payable hereunder upon the conversion of a Security shall continue to be payable in cash and the Daily Conversion Value and Daily Share Amount shall be calculated based on the volume-weighted average price (or, if such price is not available, the fair value) of the Reference Property instead of the Volume-Weighted Average Price per share of Common Stock; provided further, that if the Reference Property consists solely of cash and such effective time shall occur on or before the third (3rd) Business Day after the last Trading Day in the Cash Settlement Averaging Period applicable to the conversion of a Security, then (I) in lieu of the consideration that is due upon such conversion pursuant to Section 10.02 and Section 10.14, the consideration due upon such conversion shall consist of cash in an amount, per $1,000 principal amount of Securities being converted, equal to the product of (1) the amount of cash paid per share of Common Stock pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and (2) the Conversion Rate in effect at the close of business on the Conversion Date for such conversion (after giving effect to any increase in the Conversion Rate pursuant to Section 10.14); and (II) such consideration shall be paid by the Company no later than the third (3rd) Business Day after the later of (1) such Conversion Date and (2) such effective date.

If holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect

(the “Collective Election”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. The supplemental indenture referred to in the first sentence of this paragraph shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 10.05(c) or Section 10.13, to receive rights or warrants upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.11, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

The Company shall not become a party to any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition unless the terms thereof are consistent with this Section 10.11.

10.12 TRUSTEE’S DISCLAIMER.

The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.09 hereof. The Trustee shall have no duty to confirm, review or verify, any calculations or determinations made under this Article X. The Trustee makes no representation as to the validity or value of any this Indenture, the Securities or securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X. Each Securities Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.12 as the Trustee.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

10.13 RIGHTS DISTRIBUTIONS PURSUANT TO STOCKHOLDERS’ RIGHTS PLANS.

Upon conversion of any Security or a portion thereof, the Company shall make provision for the Holder thereof, to the extent such Holder is to receive shares of Common Stock upon such conversion, to receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in any stockholders’ rights plan the Company may have in effect at such time, unless such rights have separated from the Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 10.05(c).

10.14 INCREASED CONVERSION RATE APPLICABLE TO CERTAIN NOTES SURRENDERED IN CONNECTION WITH MAKE-WHOLE FUNDAMENTAL CHANGES.

(A) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article X, at any time during the period (the “Make-Whole Conversion Period”) that begins on, and includes, the date that is twenty-five (25) calendar days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 10.14(E)) and ends on, and includes, the date that is twenty-five (25) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article X, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

The additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the “Make-Whole Consideration.” For avoidance of doubt, the amount of the Make-Whole Consideration due upon the conversion of a Security shall be based on the Cash Settlement Averaging Period and Volume-Weighted Average Prices applicable to such conversion pursuant to Section 10.02.

(B) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Applicable Price of such Make-Whole Fundamental Change:

	Effective Date
Applicable Price	July 31, 2007	August 2, 2008	August 2, 2009	August 2, 2010	August 2, 2011	August 2, 2012
$4.21	73.7161	73.7161	73.7161	73.7161	73.7161	73.7161
$4.50	73.7161	73.7161	73.7161	70.4670	63.7790	68.4090
$7.00	32.3290	29.7150	26.4750	21.9080	14.6940	0.0000
$9.50	16.8930	12.1090	10.0600	7.2940	3.4670	0.0000
$12.00	8.7120	4.6330	3.5060	2.1200	0.6070	0.0000
$14.50	4.6140	1.3720	0.8610	0.3390	0.0340	0.0000
$17.00	2.3720	0.1690	0.0520	0.0290	0.0290	0.0000
$19.50	1.5790	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty five (365) day year, as applicable;

(ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $19.50 per share (subject to adjustment as provided in Section 10.14(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $4.21 per share (subject to adjustment as provided in Section 10.14(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii) if an event occurs that requires, pursuant to this Article X (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, (A) each price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate; and (B) each Make-Whole Applicable Increase amount set forth in the table above shall be deemed to be adjusted so that such Make-Whole Applicable Increase, at and after such time, shall be equal to the product of (1) such Make-Whole Applicable Increase as in effect immediately before such adjustment to such Make-Whole Applicable Increase and (2) a fraction whose numerator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate and whose denominator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate; and

(iv) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.14 be increased to the extent that the Conversion Rate applicable to such Security will result in the Company issuing more shares of Common Stock than it has available for issuance under its Certificate of Incorporation, as may be adjusted pursuant to Section 10.05(a).

(C) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; (b) the consideration paid for the property and assets of the Company or the Subsidiaries consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid for the property and assets of the Company, expressed as an amount per share of Common Stock outstanding on the Effective Date of such Make-Whole Fundamental Change; and (c) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(D) The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable after the Conversion Date of such conversion, but in no event later than the third (3rd) Business Day after the later of (1) the date such Holder surrenders such Security for such conversion; (2) the last Trading Day in the applicable Cash Settlement Averaging Period; and (3) the Effective Date of the applicable Make-Whole Fundamental Change. The consideration in which the Make-Whole Consideration is payable shall be determined in accordance herewith, including, without limitation, in accordance with Section 10.02 and, to the extent applicable, Section 10.11.

(E) At least twenty-five (25) calendar days before the anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, in accordance with Section 12.02, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice, announcement and publication shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail to Holders, in accordance with Section 12.02, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(F) For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, with respect to a Make-Whole Fundamental Change.

(G) Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.05 in respect of a Make-Whole Fundamental Change.

10.15 ADJUSTMENT TO THE CONVERSION RATE ON AUGUST 1, 2008.

If the arithmetic average of the daily Volume Weighted Average Price per share of Common Stock for each of the 20 consecutive Trading Days ending on August 1, 2008 is less than the “Floor Price,” the Conversion Rate shall be increased such that the Conversion Price would represent the greater of (1) one hundred forty-five percent (145%) of such arithmetic average of the daily Volume Weighted Average Price and (2) the Floor Price. This adjustment to the Conversion Rate will become effective as of the open of business on August 1, 2008. However, we will not adjust the Conversion Price as described above if doing so would result in a Conversion Price that is greater than the Conversion Price that would have otherwise been in effect on August 1, 2008.

Subject to the continued listing standards of the New York Stock Exchange, the Floor Price and the Volume-Weighted Average Price shall be adjusted in accordance with the adjustments to the Conversion Rate described under Section 10.05. No adjustment to the Floor Price or the Volume-Weighted Average Price shall be made as a result of adjustments to the Conversion Rate described under Section 10.14. In no event will the limitations set forth in Section 10.06 affect the determination of the Floor Price or the Volume-Weighted Average Price.

The “Volume-Weighted Average Price” per share of the Common Stock on a Trading Day is the volume-weighted average price per share of the Common Stock on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal exchange or over-the-counter market on which the Common Stock is then listed or traded, from 9:30 a.m. to 4:00 p.m., New York City time, on that Trading Day, as displayed by under the heading “Bloomberg VWAP” on Bloomberg page “ICO <Equity> VAP” (or any successor thereto). If such price is not available, the Volume-Weighted Average Price means the market value per share of the Common Stock on such day as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

The “Floor Price” shall initially mean $4.21, which is the closing sale price per share of the Common Stock on the date of the Offering Memorandum.

The Company shall notify the Holders and the Trustee in the manner provided in Section 12.02 of any adjustment in the Conversion Rate under this Section 10.15.

XI. NOTE GUARANTEES

11.01 NOTE GUARANTEE.

(A) Subject to this Article XI, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium, if any, and Additional Interest and Special Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, upon conversion, upon a Repurchase Upon Fundamental Change by acceleration or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(B) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(C) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(D) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

11.02 LIMITATION ON GUARANTOR LIABILITY.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

11.03 EXECUTION AND DELIVERY OF NOTE GUARANTEE.

To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit C hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Material Subsidiaries creates or acquires a Material Subsidiary after the date of this Indenture, if required by Section 4.10 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.10 hereof and this Article XI, to the extent applicable.

11.04 RELEASES.

In the event of (i) the release of a Guarantor’s Guarantee under the Credit Agreement or (ii) any sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Subsidiary of the Company, then such Guarantor (in the event of the release in clause (i) above or upon a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officer’s Certificate to the effect that such sale or other disposition was made by the Company, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.04 will remain liable for the full amount of principal of and interest and premium and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

XII. MISCELLANEOUS

12.01 TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, then such provision of the TIA shall control.

12.02 NOTICES.

Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

(A) by hand (in which case such notice shall be effective upon delivery);

(B) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

(C) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service),

(D) by first class mail (registered or certified, return receipt requested) (in which case such notice shall be effective five Business Days after being deposited in the mail, postage prepaid),

in each case to the recipient party’s address or facsimile number, as applicable, set forth in this Section 12.02. The Company or the Trustee by notice to the other may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication to a Holder shall be delivered to its address shown on the register kept by the Registrar. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to deliver a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also deliver a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

Attn: Chief Financial Officer

Facsimile: (815) 846-0973

With a copy to:

Jones Day

222 East 41st Street

New York, New York 10017

Facsimile: (212) 715-6291

Attention: Randi L. Strudler, Esq.

The Trustee’s address is:

The Bank of New York Trust Company, N.A.

2 North La Salle Street

Chicago, Illinois 60602

Facsimile: (312) 827-8542

Attention: Corporate Trust Administration

With a copy to:

McGuire Woods LLP

1345 Avenue of the Americas

New York, New York 10104

Facsimile: (212) 715-6291

Attention: John B. Duer, Esq.

12.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

12.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officer’s Certificate stating that, in the opinion of the signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officer’s Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer’s Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

12.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

12.06 RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

12.07 LEGAL HOLIDAYS.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or such other place of payment with respect to the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

A “Business Day” is a day other than a Legal Holiday.

12.08 DUPLICATE ORIGINALS.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

12.09 GOVERNING LAW.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

12.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

12.11 SUCCESSORS.

All agreements of the Company and the Guarantors in this Indenture and the Securities and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

12.12 SEPARABILITY.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

12.13 TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

12.14 CALCULATIONS IN RESPECT OF THE SECURITIES.

The Company and its agents (other than the Trustee acting as a Securities Agent) shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.

12.15 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS.

No past, present or future directors, officers, employees, stockholders or members of the Company or any Guarantor, as such, shall have any liability for any obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities and the Note Guarantees.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Bradley W. Harris
	Name:	Bradley W. Harris
	Title:	Senior Vice President Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
	Name:	Linda Garcia
	Title:	Vice President

GUARANTORS:	ICG, INC.

	By:	/s/ Bradley W. Harris
		Name:	Bradley W. Harris
		Title:	Senior Vice President and Chief Financial Officer

ICG, LLC

	By:	/s/ Bradley W. Harris
		Name:	Bradley W. Harris
		Title:	Senior Vice President and Chief Financial Officer

ICG ADDCAR SYSTEMS, LLC

	By:	/s/ William D. Campbell
		Name:	William D. Campbell
		Title:	Vice President, Assistant Secretary and Treasurer

ICG EASTERN, LLC

	By:	/s/ William D. Campbell
		Name:	William D. Campbell
		Title:	Vice President, Secretary and Treasurer

ICG EAST KENTUCKY, LLC

	By:	/s/ William D. Campbell
		Name:	William D. Campbell
		Title:	Vice President, Secretary and Treasurer

ICG HAZARD, LLC

	By:	/s/ William D. Campbell
		Name:	William D. Campbell
		Title:	Vice President, Secretary and Treasurer

ICG ILLINOIS, LLC

	By:	/s/ William D. Campbell
		Name:	William D. Campbell
		Title:	Vice President, Secretary and Treasurer

ICG KNOTT COUNTY, LLC

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Secretary and Treasurer

ICG NATURAL RESOURCES, LLC

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Assistant Secretary and Treasurer

ICG HAZARD LAND, LLC

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Assistant Secretary and Treasurer

ICG EASTERN LAND, LLC

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Assistant Secretary and Treasurer

ICG TYGART VALLEY, LLC

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Assistant Secretary and Treasurer

ICG BECKLEY, LLC

By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Secretary

COALQUEST DEVELOPMENT LLC

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Treasurer and Assistant Secretary

ANKER COAL GROUP, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President and Treasurer

ANKER GROUP, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

HUNTER RIDGE COAL COMPANY

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

ANKER POWER SERVICES, INC.

By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Secretary

WHITE WOLF ENERGY, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

WOLF RUN MINING COMPANY

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

BRONCO MINING COMPANY, INC.

By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Secretary

HAWTHORNE COAL COMPANY, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

HEATHER GLEN RESOURCES, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

UPSHUR PROPERTY, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

JULIANA MINING COMPANY, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President and Treasurer

MARINE COAL SALES COMPANY

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

MELROSE COAL COMPANY, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

PATRIOT MINING COMPANY, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

VANTRANS, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

KING KNOB COAL CO., INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

VINDEX ENERGY CORPORATION

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

NEW ALLEGHENY LAND HOLDING COMPANY, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

SIMBA GROUP, INC.

By:	/s/ William D. Campbell
	Name:	William D. Campbell
	Title:	Vice President, Treasurer and Assistant Secretary

EXHIBIT A

[Face of Security]

INTERNATIONAL COAL GROUP, INC.

Certificate No.

[INSERT GLOBAL SECURITY LEGEND AS REQUIRED]

9.00% Convertible Senior Note due 2012

CUSIP No.

International Coal Group, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                          dollars ($                    ) on August 1, 2012 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: August 1 and February 1, with the first payment to be made on February 1, 2008.

Regular Record Dates: July 15 and January 15.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, International Coal Group, Inc. has caused this instrument to be duly signed.

INTERNATIONAL COAL GROUP, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF SECURITY]

INTERNATIONAL COAL, INC.

9.00% Convertible Senior Note due 2012

1. Interest. International Coal Group, Inc., an Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on August 1 and February 1 of each year, with the first payment to be made on February 1, 2008. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, July 31, 2007, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Maturity. The Securities will mature on August 1, 2012.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary for the Securities or its nominee; (B) in the case of a Security that is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Security that is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4. Paying Agent, Registrar, Conversion Agent. Initially, The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice.

5. Indenture. The Company issued the Securities under an indenture dated as of July 31, 2007 between the Company, the Guarantors party thereto and the Trustee (the “Indenture”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the

“TIA”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $195,000,000 aggregate principal amount ($225,000,000 if the Initial Purchaser has elected to exercise in full the Option to purchase up to an additional $30,000,000 aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. No Redemption at the Company’s Option. The Securities are not subject to redemption at the Company’s option.

7. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Fundamental Change Repurchase Date”), which date is no later than thirty five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date, and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

8. Conversion.

Conversion Based on Closing Sale Price of Common Stock. Prior to February 1, 2012 or earlier Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion on any Business Day of a calendar quarter after the calendar quarter ending September 30, 2007, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and thirty percent (130%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this paragraph, the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this paragraph to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

Conversion Upon Satisfaction of Trading Price Condition. Prior to February 1, 2012 or earlier Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety seven percent (97%) of the average Conversion Value per $1,000 principal amount of Securities (as defined below) during the Note Measurement Period (such condition, the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety seven percent (97%) of the product of the Closing Sale Price and the Conversion Rate. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

Conversion Upon Certain Distributions. If prior to February 1, 2012 or earlier Repurchase Upon Fundamental Change, the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 10.05(b), 10.05(c), 10.05(d) or 10.05(e) of the Indenture, the Securities may be surrendered for conversion beginning on the date the Company mails the notice to the Holders as provided in Section 10.10 of the Indenture (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date of the applicable transaction or until the Company announces that such transaction will not take place

Conversion Upon Occurrence of Certain Corporate Transactions. If prior to February 1, 2012 or earlier Repurchase Upon Fundamental Change either:

(i) a Fundamental Change occurs; or

(ii) the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash or other securities or property, then, in each case, if the applicable Holder has not exercised or has withdrawn (in accordance with this Indenture) the exercise of its Fundamental Change Repurchase Right, the Securities may be surrendered for conversion at any time during the period that begins on, and includes, the date that is twenty-five (25) calendar days prior to the date originally announced by the

Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 10.01(D) of the Indenture) and ends on, and includes, the date that is twenty-five (25) calendar days after the actual effective date of such transaction; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.

Conversion during Specified Periods. The Securities may be surrendered for conversion at any time from, and including, February 1, 2012 until the close of business of the Business Day immediately preceding August 1, 2012.

Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to Article X of the Indenture shall terminate at the close of business on the Business Day immediately preceding the Maturity Date.

To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

If a Security is tendered for conversion in accordance with the Indenture, then the Holder of such Security shall be entitled to receive cash and, if applicable, shares of Common Stock in accordance with Section 10.02 of the Indenture.

The initial Conversion Rate is 163.8136 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $4.21 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver cash in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest on the Securities will be made. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted unless either (i) the Company shall have, in respect of a Fundamental Change, specified a Fundamental Change Repurchase Date which is after such record date and on or before such interest payment date; or (ii) such Security is surrendered for conversion after the close of business on the record date immediately preceding the Maturity Date; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.13 of the Indenture or otherwise (it being understood that nothing in paragraph shall affect the Company’s obligations under Section 2.13 of the Indenture).

The Conversion Rate may be increased on April 1, 2008, pursuant to Section 10.15 of the Indenture, if the arithmetic average of the daily Volume Weighted Average Price per share of Common Stock for each of the twenty (20) consecutive Trading Days ending on April 1, 2008 is less than the Floor Price.

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article X of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 10.14 of the Indenture, otherwise apply to such Security pursuant to Article X of the Indenture, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

9. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

10. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11. Merger or Consolidation. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s property or assets to, another person, whether in a single transaction or series of related transactions, unless either (X) the Company is the surviving entity or (Y) the surviving entity (i) is an entity organized and existing under the laws of the United States, any State thereof or the District of Columbia; (ii) assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and in the case of (X) or (Y), immediately after giving effect to the transaction, no Default or Event of Default shall exist; provided, however, that the foregoing shall not prohibit the Company from consolidating with or merging with or into an entity that is organized and existing under the laws of a foreign jurisdiction, provided (A) such entity (I) assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture and (II) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist; (B) such entity has common stock that is directly or through American Depositary Receipts listed on a U.S. national securities exchange; (C) as a result of such consolidation or merger, the Securities become convertible solely into shares of such common stock (excluding any Principal Return that is payable in cash and cash payments for fractional shares); (D) such common stock has an average daily trading volume of a least ten million dollars ($10,000,000) during the six (6) months immediately preceding the announcement of such consolidation or merger; (E) such entity has consented to service of process in the United States; (F) immediately prior to the announcement of such consolidation or merger, such entity’s market capitalization was at least one billion dollars ($1,000,000,000); (G) there would be no material adverse tax consequences to record holders or beneficial owners of the Securities, or of the underlying common stock, resulting from such consolidation or merger, and the Company has obtained and delivered to the Trustee an opinion of tax counsel experienced in such matters to that effect; and (H) such entity agrees in a supplemental indenture that, in the event that any cash dividends on such common stock paid to U.S. Persons are subject to tax withholding, such entity will also pay, to such U.S. Persons, an amount in cash such that the net cash amount received by such Persons would be equal to the amount of cash such Persons would have received on account of such dividend if no such tax withholding applied. Notwithstanding the forgoing, such restrictions shall not apply to (a) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction in the United States; or (b) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

12. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement the Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with Sections 5.01 and 10.11 of the Indenture; (ii) to secure the obligations of the Company and the Guarantors in respect of the Securities; (iii) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; (iv) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture; (v) to make any changes or modifications to the indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the Indenture under the TIA; (vi) to provide for a successor trustee with respect to the Securities in accordance with the Indenture; and (vii) to allow any Guarantors to execute a supplemental indenture and/or Note Guarantee with respect to the Securities and to release Guarantors from the Note Guarantee in accordance with the terms of the Indenture. In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder; or (ii) conform the Indenture to the description of the Securities contained in the Offering Memorandum.

13. Defaults and Remedies. If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and any premium and accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and premium and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 have been paid.

Pursuant to Section 6.02 of the Indenture, notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(v) of the Indenture relating to the failure by the Company to comply with its obligations under Section 4.03 of the Indenture and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the TIA, shall for the first sixty (60) days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 0.25% of the principal amount of the outstanding Securities. In no event shall such special interest, together with any additional interest payable pursuant to the Registration Rights Agreement, accrue at an aggregate rate exceeding 0.50% per annum.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within ninety (90) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

14. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company or any of the Guarantors shall have any liability for any obligations of the Company under the Securities or the Indenture or obligations of the Guarantors under the Note Guarantees or the Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

18. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19. Registration Rights. This Security shall be entitled to the benefits of that certain Registration Rights Agreement, dated July 31, 2007, among International Coal Group, Inc. and the other parties named therein.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE AND THE REGISTRATION RIGHTS AGREEMENT. REQUESTS MAY BE MADE TO:

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

Attention: Legal Department

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER

____________________________________

(please print or type name and address

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated: ____________________	NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee: ___________________________________________________________________

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	____	to the Company or any Subsidiary thereof, or

(2)	____	pursuant to, and in compliance with, the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended, or

(3)	____	pursuant to, and in compliance with, the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or

(4)	____	pursuant to, and in compliance with, an exemption from registration under the Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(5)	____	pursuant to an effective registration statement under the Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that this Security is not being transferred to an “affiliate” of the Company (an “Affiliate”) as defined in Rule 144 under the Securities Act of 1933, as amended:

☐ The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

Unless one of the items (1) through (5) is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee: ____________________________________________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box:  ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE

Certificate No. of Security:

If you want to elect to have this Security purchased by the Company pursuant to Section 3.02 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.02 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY1

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of Increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature or authorized signatory of Trustee or Note Custodian

[1]	This is included in Global Securities only.

EXHIBIT B-1

FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

EXHIBIT C

[FORM OF NOTE GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 31, 2007 (the “Indenture”) among International Coal Group, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and interest on, the Notes, whether at maturity, upon conversion, upon a Repurchase Upon Fundamental Change, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

C-1

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , 20    , among                          (the “Material Subsidiary”), a subsidiary of International Coal Group, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 31, 2007 providing for the issuance of 9.00% Convertible Senior Notes due 2012 (the “Notes”);

WHEREAS, Section 4.10 of the Indenture provides that new Material Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Material Subsidiary shall unconditionally guarantee all of the Company’s payment obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 4.10 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Material Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Material Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article XI thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, stockholder or agent of the Material Subsidiary, as such, shall have any liability for any obligations of the Company or any Material Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

D-1

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Material Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

D-2

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

D-3